[ASTA FUNDING INC. LOGO]                                            Exhibit 99.1
            NASDAQ: ASFI

      FOR IMMEDIATE RELEASE

CONTACT:
                                          Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                       Alisa D. Steinberg (Media)
ASTA FUNDING, INC.                        WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                            (212) 370-4500; (212) 370-4505 (Fax)
                                          steve@wolfeaxelrod.com
                                          alisa@wolfeaxelrod.com


                     ASTA FUNDING REPORTS SECOND QUARTER AND
                         SIX MONTHS FISCAL 2007 RESULTS

                 - CONFERENCE CALL TO BE HELD ON MAY 17, 2007 -

ENGLEWOOD CLIFFS, NJ, MAY 15, 2007 -- ASTA FUNDING, INC., (NASDAQ: ASFI), a leading consumer receivable asset management and liquidation company, today reported results for the three and six months ended March 31, 2007.

Revenues for the three months ended March 31, 2007, were $33,083,000, an increase of 33.2% compared to revenues of $24,829,000 a year ago. Net income for the three months ended March 31, 2007 increased 13.1% to $12,552,000, or $0.85 per diluted share, compared to $11,103,000, or $0.76 per diluted share, in the same prior year period.

Revenues for the six months ended March 31, 2007 were $58,728,000, an increase of 30.2% compared to revenues for the six months ended March 31, 2006 of $45,089,000. Our $300 million portfolio purchase, which closed on March 5, 2007, increased our revenue for the quarter and the six months ended by approximately $2.6 million. Net income for the six months ended March 31, 2007 increased 17% to $23,878,000 or $1.63 per diluted share, from $20,415,000, or $1.40 per diluted share, for the same period a year earlier.

Net cash collections from collection of consumer receivables acquired for liquidation was $76.1 million for the second quarter, up 37.0% from $55.6 million in the prior year's quarter. Net cash collections from collection of consumer receivables acquired for liquidation was $135.1 million for the six months ended March 31, 2007, up 32.7% from $101.8 million in the prior year's period. Net cash collections represented by account sales of consumer receivables acquired for liquidation was $13.9 million or 18.3% of net cash collections in the quarter, down from 22.2% in the second quarter of fiscal 2006 and down from 30% in the first quarter of fiscal 2006.

Gary Stern, President and Chief Executive Officer, said, "The second quarter was a rewarding one for Asta. We showed solid results on the top and bottom lines, which can be attributed to our book of business and strong cash collections during the quarter. Our business structure remains solid. The company's balance sheet continued to strengthen as stockholders' equity grew to $15.08 per share at the end of the second quarter, up 24.6% from a book value of $12.10 per share the same time last year."

                                                                        - MORE -

                  210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax

Asta Funding will conduct a teleconference on May 17, 2007 at 1:00 p.m. Eastern time. To participate please dial USA (888) 693-0944, International (706) 679-0662 about 5 -10 minutes prior to 1:00 p.m. Eastern time. Please refer to the Asta Funding earnings teleconference ID 9330355. A recording of the conference call will be available from 3:00 p.m. Eastern time May 17th through May 24th, by dialing USA/ Canada (800) 642-1687, International (706) 645-9291, conference ID 9330355.

                              ---------------------

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2006, Form 10-Q for the quarter ended December 31, 2006 and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that the portfolio purchase described in this press release may not be consistent with Asta's initial valuation analysis, that the terms of the new financing obtained, or the anticipated benefits of the portfolio purchase may not meet Asta's expectations, that Asta may experience operational difficulties in acquiring a portfolio of this size, that Asta received only limited representations and warranties with respect to the quality, quantity and characteristics of the portfolio and that there are other risks associated with the portfolio. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.


                                                     - FINANCIAL TABLES FOLLOW -

                       ASTA FUNDING, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                                   (UNAUDITED)

                                Three
                               Months      Three Months    Six Months    Six Months
                                Ended          Ended          Ended         Ended
                              March 31,      March 31,      March 31,     March 31,
                                2007           2006           2007          2006
                             ------------  --------------  ------------  ------------
Revenue:
Finance income,
net                          $32,353,000     $24,829,000   $57,294,000   $45,089,000
Other income                     255,000               -       459,000             -
Equity in earnings of
venture                          475,000               -       975,000             -
                             ------------  --------------  ------------  ------------
                              33,083,000      24,829,000    58,728,000    45,089,000

Expenses:
General and administrative     5,790,000       4,848,000    10,878,000     8,800,000
Interest                       3,779,000       1,302,000     5,298,000     1,965,000
Impairments                    2,412,000               -     2,412,000             -
                             ------------  --------------  ------------  ------------
                              11,981,000       6,150,000    18,588,000    10,765,000
Income before income tax
expense                       21,102,000      18,679,000    40,140,000    34,324,000
Income tax
expense                        8,550,000       7,576,000    16,262,000    13,909,000
                             ------------  --------------  ------------  ------------
Net Income                   $12,552,000     $11,103,000   $23,878,000   $20,415,000
                             ============  ==============  ============  ============

Net income per share:

Basic                              $0.91           $0.82         $1.73         $1.50
Diluted                            $0.85           $0.76         $1.63         $1.40

Weighted average number of common shares outstanding:

Basic                         13,848,194      13,608,994    13,772,538    13,603,485
Diluted                       14,744,499      14,604,636    14,647,556    14,583,252

                                                                        - MORE -

                       ASTA FUNDING, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS DATA


                                                       MARCH 31,  SEPTEMBER 30,
                                                         2007         2006
                                                   ------------   ------------
                                                      (UNAUDITED)
                       ASSETS
Cash                                               $  6,769,000   $  7,826,000
Consumer receivables acquired for liquidation       563,734,000    257,275,000
Due from third party collection agencies
 and attorneys                                        3,567,000      3,062,000
Investment in venture                                 4,015,000      5,965,000
Furniture and equipment, net                          1,080,000      1,101,000
Deferred income taxes                                12,616,000      7,577,000
Other assets                                         10,237,000      5,034,000
                                                   ------------   ------------
       Total assets                                $602,018,000   $287,840,000
                                                   ============   ============
              LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Debt                                             $377,162,000    $82,811,000
  Other liabilities                                   4,268,000      4,338,000
  Dividends payable                                     556,000      6,052,000
  Income taxes payable                              10,344,000      10,377,000
                                                   ------------   ------------
       Total liabilities                            392,330,000    103,578,000
                                                   ------------   ------------
Stockholders' Equity
  Preferred stock, $.01 par value; authorized
  5,000,000; issued and outstanding -- none
  Common stock, $.01 par value; authorized
  30,000,000 shares; issued and
  outstanding -- 13,903,158 at March 31,
  2007 and 13,755,157 at September 30, 2006             138,000        138,000
  Additional paid-in capital                         64,458,000     61,803,000
  Retained earnings                                 145,092,000    122,321,000
                                                   ------------   ------------
       Total stockholders' equity                   209,688,000    184,262,000
                                                   ------------   ------------
Total liabilities and stockholders' equity         $602,018,000   $287,840,000
                                                   ============   ============


                                       ###